Exhibit 32.2
Certification of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350
Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Executive Vice President and Chief Financial Officer (Principal Financial Officer) of Stein Mart, Inc. (“Stein Mart”), hereby certify that:
1.the Annual Report on Form 10-K of Stein Mart for the 52 weeks ended February 1, 2020 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	June 15, 2020	/s/ James B. Brown
James B. Brown
Executive Vice President and Chief Financial Officer